Exhibit 10.1

                   AMENDED AND RESTATED SERVICES AGREEMENT
                   ---------------------------------------

     This Amended and Restated Services Agreement (this "Agreement") is made and entered into as of the 30th day of September, 1997, with an effective date of July 1, 1997, by and among INTELLIGENT ELECTRONICS, INC., a Pennsylvania corporation ("IE"), XLCONNECT SOLUTIONS, INC., Pennsylvania corporation ("XLC"), and XLSOURCE, INC., an Arkansas corporation ("XLS").

                              BACKGROUND
                              ----------

     A.     XLC is an indirect, eighty percent (80%)-owned subsidiary of IE.

     B. Historically, IE has provided to its subsidiaries, including XLC and its subsidiaries, cash management, insurance and risk management and certain other administrative and management services and has permitted employees of its subsidiaries, including XLC and its subsidiaries, to participate in certain employee benefit plans and programs sponsored and administered by IE.

     C. IE and XLC are parties to that certain Services Agreement dated as of October 22, 1996 (the "Original Services Agreement"), pursuant to which the parties provided for the continuation of certain of such services, on an interim basis, on the terms and conditions set forth therein.

     D. Subsequent to the date of the Original Services Agreement, IE has requested that XLC provide to it and to XLS certain management, marketing and administrative services.

     E. The parties hereto now desire to revise certain of the terms and conditions of the Original Services Agreement, and to amend and restate such agreement in order to provide for the continuation of certain of such services, to set forth the terms under which XLC will provide to IE and XLS certain technical, management, marketing and administrative services, and to more accurately reflect the interrelationships among the parties, all on the terms and conditions set forth herein.

            NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Advance" means an IE Advance or an XLC Advance, as the case may be.

            (b) "Average Balance" means, with respect to an Interest Period, the average net daily balance (positive or negative) in the intercompany account maintained by IE pursuant to Section 2(c) hereof, which shall equal the quotient of (i) the algebraic sum of the balances of XLC Advances or IE Advances, as the case may be, which have not been repaid by the close of business on each day of the applicable Interest Period, with IE Advances treated as negative amounts, divided by (ii) the number of days in such Interest Period.

           (c) "Business Day" means a day on which banks are not required or permitted to close in the Commonwealth of Pennsylvania.

           (d) "Interest Period" means a period of one month's duration; provided, however, that the Interest Period applicable to the month in which this Agreement terminates shall end on the third Business Day following such termination.

           (e) "XLC Account" means that certain deposit account established by XLC with First Union National Bank.

           (f) "XLS Account" means that certain deposit account established by XLS which account, or a successor thereto, may be subject to a contingent blocked account agreement with IBM Credit Corporation ("IBMCC") so long as IBMCC is providing financing to XLS.

     In addition, as used in Sections 3 and 5 hereof, and otherwise as the context may require, the term "IE" shall include the subsidiaries of IE, other than XLC and its subsidiaries, and the term "XLC" shall include each of its subsidiaries.

     2.    Liquidity and Cash Management Services.

           (a)     Accounts.

                  (i) XLC Account. XLC has established the XLC Account. XLC and its subsidiaries shall deposit receipts from operations and investment activities and the proceeds thereof into the XLC Account.

                 (ii) XLS Account. XLS has established the XLS account at PNC Bank, N.A. and shall, on or before January 31, 1998, cause such account, or a replacement or successor thereto, to become subject to a contingent blocked account agreement in favor of IBMCC.

                (iii) Reconciliation of Accounts. Each of XLC and XLS shall use their best efforts to ensure (A) proper crediting of all amounts received on account of accounts receivable and (B) proper allocations of amounts received for services and/or product provided by both XLC and XLS in circumstance in which either (i) a customer is paying a single invoice which reflects amounts owing to both parties; or (ii) a customer improperly makes payment to a party other than the party to which the amount is owed.

           (b)     Advances.

                  (i) IE Advances. IE may, at the request of XLC, as directed, or within specific parameters prescribed, from time to time, by its board of directors, advance to XLC and/or one or more subsidiaries of XLC, as XLC may request, funds that are requested by XLC in order to meet any additional cash requirements (each, an "IE Advance") not met from the proceeds of the XLC Account; provided IE receives a request for any such IE Advance (other than an IE Advance consisting of interest payable by XLC) no later than by 11:30 a.m. on the date on which funds are to be transferred, which notice shall specify (i) the amount of funds to be transferred; (ii) the account to which such funds are to be transferred; and (iii) the repayment date with respect to such IE Advance. Any interest payable by XLC on an IE Advance (other than interest payable on or after termination of this Agreement) shall be treated (effective as of the fifth (5th) Business Day next following the last day of the Interest Period in respect of which such interest is payable) as a separate IE Advance for purposes of this Agreement. Each IE Advance under this Section 2(b)(i) shall be deemed to be an Advance made to XLC notwithstanding that such Advance may be made directly to one or more subsidiaries of XLC.

                 (ii) XLC Advances. XLC may, as directed, or within specific parameters prescribed, from time to time, by its board of directors, advance to IE such funds as are not necessary to meet XLC's daily cash requirements for short-term investment (each, an "XLC Advance") in connection with IE's Cash Management System provided that XLC notifies IE that it will make an XLC Advance (other than an XLC Advance consisting of interest payable in connection with previously made XLC Advances) no later than 11:30 a.m. (New York City time) on the date funds are to be transferred, which notice shall specify (i) the amount of funds to be transferred; and (ii) the account to which such funds are to be transferred. Such notice shall specify the duration of the investment requested by XLC. Any interest payable by IE on an XLC Advance (other than interest payable on or after termination of this Agreement) shall be treated (effective as of the day next following the last day of the Interest Period in respect of which such interest is payable) as a separate XLC Advance for purposes of this Agreement.

          (c) Intercompany Account. Each of IE and XLC shall maintain on its respective books an intercompany account in which all Advances and all payments made with respect to such Advances shall be recorded. Each of IE and XLC shall afford to the other party access, during normal business hours, to its respective books and records relating to Advances and payments made with respect thereto. IE and XLC have entered into that certain Amended and Restated Intercompany Debt Agreement dated as of the 26th day of March, 1997, amounts payable under which shall also be included in the reconciliation of the intercompany account.

          (d)     Interest.

                  (i) Subject to the other provisions of this Section 2(d), interest shall accrue on all Advances at a rate of interest equal to the rate available on the date of the requested Advance under the commercial credit facilities then available to the entity making such Advance. Interest shall be calculated on the basis of a 360-day year consisting of 12 months having 30 days each and shall be payable in arrears on the first day of each month for the Interest Period ending on the immediately preceding day, and on the third (3rd) Business Day next following termination of this Agreement. Any Advances not repaid when they become due and payable upon the termination of this Agreement as provided in Section 2(e) shall bear interest from and after the date of termination to, but excluding, the date of payment at a rate per annum equal to two percent (2%) in excess of otherwise applicable interest rates, and such interest shall be payable upon demand.

                   (ii) Interest payable under this Agreement shall be calculated by applying the interest rate specified in Section 2(d)(i) hereof to the Average Balance for the applicable Interest Period. To the extent the Average Balance is positive, interest shall be payable by IE, and to the extent the Average Balance is negative, interest shall be payable by XLC. Except for interest payable upon or after the termination of this Agreement, interest not paid by either party on or before the fifth
(5th) Business Day following the last day of the Interest Period in respect of which such interest is payable, shall be treated as an additional Advance to the party owing such interest, as provided in Section 2(b) hereof, effective as of such fifth (5th) Business Day. The applicable party shall calculate the amount of interest payable for each Interest Period, and provide notice thereof to the other party not later than the Business Day next following the last day of the Interest Period in respect of which such interest is payable. Upon the request of IE or XLC, as the case may be, XLC or IE shall promptly provide to the other a calculation of any such interest charge, together with reasonable support therefor.

          (e) Repayment. During the term of this Agreement, IE Advances shall be repaid to IE on the date identified in accordance with
Section 2(b)(i) hereof and XLC Advances shall be repaid to XLC upon the expiration of the investment period identified in accordance with Section 2(b)(ii) hereof; provided that all Advances received by either party under this Agreement shall be offset and shall be treated as repaid to the extent of any Advances made by such party to the other. Upon termination of this Agreement, any Advances which have not theretofore been repaid as provided in the immediately preceding sentence will become due and payable in full.

     3.    Administrative, Business Development and Marketing Services.

          (a) Administrative Services. In addition to the foregoing Liquidity Services, each of IE and XLC shall provide or cause to be provided to the other, if, when and to the extent required by such other party, the administrative services described in Exhibit A-1 and Exhibit A-2, respectively, and such other services that IE or XLC, as the case may be, is capable of providing with its then-current personnel and facilities without unreasonable interference with IE's or XLC's respective normal business operations (the "Administrative Services" and, collectively with the Liquidity Services and the Marketing Services (defined below), the "Services").

          (b) Business Development IE shall use its best efforts, in the exercise of sound business judgment, to continue the employment of or associations with such employees, business consultants and sales associates as are necessary or desirable to assist in market and business development activities, promote effective cooperative selling and cross selling of hardware and services, provide technical skill transfer and cross training, and preserve and enhance the mutual reputations of IE and XLC; provided that in the event that IE determines that it desires to terminate any such employee, it shall first provide to XLC at least two weeks' prior notice and an opportunity to hire such employee. XLC shall use its best efforts in the exercise of sound business judgment, to continue the employment of or associations with such employees, business consultants and similar personnel as are necessary or desirable to assist IE in complying with its best efforts obligations to GE Capital Information Technology Solutions Acquisition Corp. ("GE Capital ITS") under that certain Asset Purchase Agreement among IE, XLS, and certain of their affiliates and GE Capital ITS dated July 1, 1997.

          (c) Marketing and Technical Services. XLC shall manage XLS's marketing and sales efforts with vendors and provide technical services, as more particularly described on Exhibit A-2 hereto.

     4.     Management Services.  In addition to the services described in
Section 3 above, XLC shall provide day to day management services for XLS and IE, which services shall include, without limitation, provision of executive oversight, operations management at both corporate and local branch levels (including completion of reorganization transactions and ongoing compliance with the documentation effecting same), practice development, sales and sales management, professional recruitment, legal services (including contract negotiations, litigation management, corporate maintenance, securities matters, real and personal property leasing and bank finance matters and employee matters), and financial and accounting services (including forecasting, budgeting and planning, general ledger, accounts receivable and accounts payable management, treasury and cash management supervision).

     5. Employee Benefits. IE shall continue to permit the employees of XLC and its subsidiaries (the "XLC Employees") to continue to participate in the employee benefit plans and programs listed on Exhibit B hereto (collectively, the "Employee Benefit Plans") on the same basis as such employees participated immediately prior to the effective date of this Agreement; provided, however, that nothing contained in this Agreement shall prohibit IE from modifying or terminating the Employee Benefit Plans so long as such modification or termination shall apply to all participants in such Employee Benefit Plans or, with respect to any modification or termination that does not apply to all participants in such Employee Benefit Plans, XLC consents thereto (any such consent not to be unreasonably withheld). IE shall provide to XLC ninety (90) days prior written notice of its intent to terminate any Employee Benefit Plan or effect the modification thereof in a manner adverse to either XLC or any XLC Employee. Notwithstanding anything to the contrary contained herein, XLC may (or with respect to the circumstance described in clause (b) below, IE may) terminate the participation of the XLC Employees in any Employee Benefit Plan upon the occurrence of the following: (a) the receipt of notice of IE's intent to terminate any Employee Benefit Plan or effect the modification thereof in a manner adverse to either XLC or any XLC Employee; or (b) the disposition by IE of a sufficient number of shares of XLC Common Stock, in the aggregate, such that the ability of XLC Employees to be included in such a Plan may be terminated. The contributions of XLC Employees to any Employee Benefit Plan shall be accounted for separately from contributions of persons who are not XLC employees. XLC shall pay or reimburse IE for the costs associated with participation by the XLC Employees in the Employee Benefit Plans calculated on the basis of its respective percentage of compensation (including benefits) of participants covered by such Plans.

     6. Referral Fees. Certain XLS personnel will, from time to time, continue to provide to XLC sales leads and referrals, although they have no obligation to do so. In the event any such lead or referral directly results in XLC business, XLC shall compensate XLS for such leads and referrals that result in revenues to XLC consistent with and substantially similar to current practices between the companies ("referral fees"); provided, however, that nothing contained in this Agreement shall prohibit XLC from terminating its referral fee program, effective on or after December 31, 1997, upon XLC's provision of written notice thereof to XLS. XLC shall pay to XLS referral fees at a rate of up to five percent (5%) of revenue billed and collected by XLC for services rendered in connection with opportunities provided by XLS on behalf of XLC; provided, however, that no such referral fees shall be payable with respect to services rendered by XLC in connection with Power by the Hour, Break Fix, Network Management Center, Help Desk, Telecommunications Services, Advanced Education and other services which are provided solely by XLC and are not the direct result of leads or referrals from IE or XLS.

     7.     Charges for Services and Other Compensation.

            (a) Services Rendered by IE. For all costs and expenses, including third-party charges, incurred by IE in providing the Services to XLC or any of its subsidiaries that are separately identifiable, XLC shall pay to IE the actual cost thereof. For all costs and expenses, including third-party charges, incurred by IE in providing the Services to XLC or any of its subsidiaries that are not separately identifiable, XLC shall pay to IE that portion of such costs and expenses reasonably attributable to XLC based on such methodology as is described on Exhibit A-1 hereto, which methodology the parties have mutually determined to be appropriate.

          (b)     Services Rendered by XLC.

                 (i) Management Services. As compensation for the serivces provided by XLC set forth in Sections 3(c) and 4 hereof and Exhibit A-2 hereto, XLC shall receive the sum of $675,000 per quarter, payable in three install-ments of $225,000 per month in arrears on the last day of each month commencing July 1, 1997, as compensation for such services, which sum may be adjusted quarterly based on the anticipated commitments of personnel, time and resources required in order for XLC to effectively provide such services.

                (ii) Vendor Funding and Marketing. In order to equitably allocate between the parties vendor marketing funding received by XLS, XLC shall receive from XLS an amount equal to the greater of $315,000 per quarter or a 40% allocation of all vendor funding received by XLS other than XLS Program-Specific Funding received from vendors. "XLS Program-Specific Funding" means any funding received from a vendor used specifically for a marketing or sales event hosted by XLS on behalf of its employees or customers.

               (iii) Other Costs and Expenses. For all other costs and expenses, including third-party charges, incurred by XLC in providing the Services (other than Management Services) to IE or any of its subsidiaries that are separately identifiable, IE shall pay to XLC the actual cost thereof. For all costs and expenses, including third-party charges, incurred by XLC in providing the Services other than Management Services to IE or any of its subsidiaries that are not separately identifiable, IE shall pay to XLC that portion of such costs and expenses reasonably attributable to IE based on such methodology as is described on Exhibit A-2 hereto, which methodology the parties have mutually determined to be appropriate.

     8.    Payments.

          (a) Invoices. Except for items as to which other payment arrangements have been made, IE or XLC, as applicable, shall submit to the other party, by the 15th day of each month an invoice for all charges associated with the Services (and, in the case of IE, Employee Benefit Plans) for the preceding month and any adjustments for prior months. All invoices shall describe in reasonable detail (i) the Services provided during the preceding month and the charges associated therewith, (ii) the charges to XLC associated with participation by the XLC Employees in the Employee Benefit Plans during the preceding month, and (iii) any prior month adjustments. Except as provided in Section 7(b) hereof, each of XLC and IE, as applicable, shall remit payment in full for all charges invoiced on or before the last day of the month in which the invoice is received, unless such invoice is received after the 15th day of such month, in which event, such invoice shall be paid on or before the last day of the next succeeding month. Notwithstanding any other provision of this Section 7(a), IE shall timely make any and all payments to third parties necessary to ensure continued services of the types contemplated in this Agreement.

          (b) Disputes. In the event of a dispute as to an invoiced amount, the obligor with respect to such invoice shall promptly pay all undisputed amounts, but shall be entitled to withhold amounts in dispute. Each party shall promptly notify the other of any such dispute. Each party will provide the other sufficient records and information to resolve any such dispute and, without limiting the rights and remedies of the parties hereunder, will negotiate in good faith a resolution thereto.

          (c) Method of Payment. Transfer of funds pursuant to this Agreement shall be made in U.S. dollars by company check or wire transfer of immediately available funds to an account or accounts specified by the party receiving such payment. Whenever any payment hereunder is required or requested on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and any such extension of time shall be included in the computation of the payment of interest.

     9.     Performance of Services.

           (a) Degree of Care. Each party performing Services hereunder shall perform such Services with the same degree of care, skill and prudence customarily exercised by it in respect of its own business, operations and affairs. It is understood and agreed that the Services shall be substantially identical in nature and quality to the Services performed by such party for the other party immediately prior to the effective date of this Agreement.

           (b) Certain Limitations. Each party acknowledges that the Services shall be provided only with respect to the respective businesses of IE and XLC and their respective subsidiaries as such businesses exist as of the effective date of this Agreement or as otherwise mutually agreed by the parties. IE will not be obligated to provide Services for the benefit of entities other than XLC and its subsidiaries; and XLC will not be obligated to provide Services for the benefit of entities other than IE and its subsidiaries (other than XLC and its subsidiaries). Each party shall use the Services only in accordance with all applicable federal, state and local laws and regulations.

          (c) Certain Information. Each of IE and XLC shall provide, and shall cause each of its subsidiaries to provide, in a manner consistent with the practices employed by the parties prior to the effective date of this Agreement, any information needed by the other party or its subsidiaries, as the case may be, to perform the Services pursuant hereto.
 If the failure to provide such information renders the performance of any requested Service impossible or unreasonably difficult, IE or XLC, as applicable, may, upon reasonable notice to the other party hereto, refuse to provide such Service.

          (d) Further Assurances. During the term of this Agreement, each of IE and XLC shall use their best efforts, but exercising sound business judgment, to: (i) preserve their respective and mutual reputations and market positions in strategic markets; (ii) promote their mutual businesses and cause the retention and expansion of common clients (including without limitation, mutual assistance in market and business development activities); (iii) provide technical skill transfer and cross training to employees of each entity; and (iv) delay taking any action which may jeopardize any such client relationships (whether now existing or hereafter arising or developed) until it has notified the other and has attempted less intrusive or adverse measures, including without limitation, releasing or transferring mutually beneficial employees, including business consultants and sales associates in branch locations; placing holds and limits on customer credit; commencing or continuing collection and enforcement action as to any accounts; and undertaking billing practices deviating from ordinary course in the industry and present and past practices.

     10.    Limitations on Liability and Indemnification.

           (a) Limitations on Liability. Neither party shall have any liability under this Agreement (including any liability for its own negligence) for damages, losses or expenses suffered by the other party or its subsidiaries as a result of the performance or non-performance of such party's obligations hereunder, unless such damages, losses or expenses are caused by or arise out of the willful misconduct or gross negligence of such party or a breach by such party of any of the express provisions hereof. In no event shall either party have any liability to the other party for indirect, incidental or consequential damages that such other party or its subsidiaries or any third party may incur or experience on account of the performance or non-performance of such party's obligations hereunder. Notwithstanding the foregoing, each party shall use its best efforts to timely cure any defect in or failure of performance (whether as a result of negligence or otherwise) and to otherwise correct or improve the level of performance in order to render services substantively and qualitatively equal to or better than those presently being rendered.

           (b) Indemnification. Subject to the limitations on liability set forth in the penultimate sentence of Section 9(a) hereof, each party shall indemnify, defend and hold harmless the other party and its directors, officers, employees, agents and representatives from and against all claims, liabilities, damages, losses and expenses (including reasonable attorneys fees and expenses) caused by or arising out of the willful misconduct or gross negligence of such indemnifying party in the performance or non-performance of its obligations hereunder or the breach by such indemnifying party of any of the express provisions hereof.

           (c) The provisions of this Section 10 shall survive any termination of this Agreement.

     11. Term of Agreement. This Agreement shall become effective as of the effective date and shall automatically terminate on the first Business Day following the occurrence of either (a) a pro rata distribution (the "Distribution") by IE to its shareholders of shares of common stock of XLC (the "XLC Shares") or (b) upon the sale by IE of a sufficient number of the XLC Shares, in the aggregate, such that IE no longer owns a majority of the outstanding XLC Shares; in each case unless earlier terminated (i) on the date specified on Exhibit A with respect to particular Service; or (ii) by either party upon not less than 90 days' prior written notice to the other party; provided, however, that, except as provided otherwise in Section 5 and Exhibit A hereof, neither party may give a notice that would result in a termination of this Agreement or any service contemplated hereby prior to December 31, 1997. IE will provide at least thirty (30) days' prior written notice of any sale of XLC Shares as a result of which IE will no longer hold a majority of the outstanding XLC Shares and will, in such event upon the request of XLC, continue to provide the benefits described in Section 5, for at least ninety (90) days from the date of such notice. Termination under this Section 11 or otherwise shall have no effect on the respective obligations of the parties prior to the effective date of such termination or their respective obligations to make any payment required to be made pursuant to the terms hereof.

     12. Confidentiality. Each party will hold in trust and maintain confidential and, except as required by law, not disclose to others without the prior written approval of the other party, any information received by it from the other party or developed or otherwise obtained by it in connection with the performance of its obligations hereunder (the "Information"). Within ninety (90) days after the date of termination of this Agreement, each party will return to the other party, or, with the written consent of the other party, destroy all documents, data and other materials of whatever nature relating to the businesses of the other and its subsidiaries that it obtained in connection with the performance of its obligations hereunder, provided that the parties may retain any Information to the extent reasonably needed to comply with applicable tax, accounting or financial reporting requirements or to resolve any legal issues identified at the time of termination. The provisions of this Section 12 shall survive any termination of this Agreement.

      13.    Miscellaneous.

             (a) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto to any other person except that either party may assign this Agreement to any of its affiliates.

             (b) No Third-Party Beneficiaries. Except for the persons entitled to indemnification pursuant to Section 9(b) hereof, each of whom is an intended third-party beneficiary hereunder, nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

             (c) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

             (d) Amendment. This Agreement may not be amended except by an instrument signed by the parties hereto.

             (e) Waivers. Either party hereto may (i) extend the time for the performance of any of the obligations or other act of the other party or (ii) waive compliance with any of the agreements contained herein.
 No waiver of any term shall be construed as a waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

            (f) Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

            (g) Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            (h) Notices. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete (i) if hand delivered, on the date of delivery, (ii) if by mail, on the fourth business day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid, or (iii) if sent by FedEx or equivalent courier service, on the next business day, or (iv) if by telecopier, upon receipt by the sender of confirmation of successful transmission. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

                   If to IE:

                   411 Eagleview Boulevard
                   Exton, PA 19341
                   Attention:  Chief Financial Officer
                   Telecopier:  610-458-0599

                   If to XLC:

                   411 Eagleview Boulevard
                   Exton, PA 19341
                   Attention:  President
                   Telecopier:  610-458-8217

           (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania, without giving effect to the principles of conflict of laws thereof.

           (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Services Agreement to be executed on the date first above written.

                                   INTELLIGENT ELECTRONICS, INC.



                                   By: /s/ Eugene E. Marinelli, Jr.
                                      ------------------------------------
                                      Name:   Eugene E. Marinelli, Jr.
                                      Title:  Chief Financial Officer

                                   XLCONNECT SOLUTIONS, INC.


                                   By: /s/ Stephane D. Cohen
                                      ------------------------------------
                                      Name:   Stephanie D. Cohen
                                      Title:  Chief Financial Officer

                                   XLSOURCE, INC.


                                   By: /s/ Eugene E. Marinelli, Jr.
                                      ------------------------------------
                                      Name:   Eugene E. Marinelli, Jr.
                                      Title:  Vice President


PAGE
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                               EXHIBIT A-1

             Administrative Services to be Provided by IE
             --------------------------------------------

1.   BILLING SERVICES:
     ----------------
	* Use of AS400 for XLC's billing and general ledger and accounts receivable function
     * Payment by XLC shall be consistent with current practices
     * Upon termination of XLC's use of the AS400, XLC shall contribute its interest, if any, in the AS400 to IE at book value
     * IE shall not be obligated to maintain the AS400 for more than 180 days after the date hereof

2.   INSURANCE AND RISK MANAGEMENT:
     -----------------------------

     * Provision of insurance coverage through group policies issued under American Phoenix Programs or successor policies
     * Insurance premiums shall be paid either directly by XLC to American Phoenix as billed for the account of XLC, or to IE on account of XLC's portion of the aggregate premium for IE and all of its subsidiaries, consistent with the premiums described in Annex 1 hereto, based on a reasonable allocation methodology for each type of coverage.

3.   TAX:
     ---
     * Preparation and filing of all consolidated tax returns
     * Assistance with state and local sales, use and services taxes and property tax compliance
     * Assistance with financial accounting for taxes
     * Supervision of all federal, state and local tax audits, protests, administrative proceedings and litigation
     * Qualification and design of all employee benefit plans
     *  Preparation and submission of all tax ruling requests
     * Rendering and obtaining all tax opinions
     * Services provided by the Tax Director and his or her support personnel shall be billed to XLC on the basis of reasonable, actual time spent at reasonable hourly rates to be mutually agreed, from time to time, by IE and XLC.

4.   HUMAN RESOURCES:
     ---------------
     * Advice and assistance with respect to employee benefits, plan administration, and other employee matters
     * Payment by XLC shall be made as billed, with XLC's allocable share calculated on the basis of its respective percentage of compensation.

5.   OPERATIONS:
     ----------
     * Sales of hardware, configuration and distribution, including with respect to returns and "refresh" of hardware used in XLC service programs; provided that with respect to service program arrangements arising after the date hereof, IE shall be consulted with respect to the hardware component of any such program and shall use its best efforts to make reasonable accommodations in connection with the retention of hardware risk.
     * Reserves for such equipment and functions to be retained by IE and, if collected by XLC, remitted to IE.


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                                   EXHIBIT A-2

         Management and Administrative Services to be Provided by XLC
         ------------------------------------------------------------

1.    SERVICE CALLS
       -------------

      * XLC will bill IE and its subsidiaries, at XLC's standard billing rates, for services rendered to IE or its subsidiaries in connection with service calls. Such services may include break fix, on-site configuration.

2.    INSURANCE AND RISK MANAGEMENT
      -----------------------------

      * Administration of risk management matters after December, 1997

3.    MDF MANAGEMENT, MARKETING AND TECHNICAL SERVICES
      ------------------------------------------------
      * Administer reporting required by vendors
      * Administer and manage vendor funding and marketing programs
      * Develop marketing programs including training certification of employees or activities with end-users
      * Oversee vendor relations both at central and local levels, including the procurement of marketing development funds and other forms of vendor cooperative funding
      * Participate in trade shows and presentations
      * Develop and produce advertising brochures, slides or similar material as needed
      * Technical support of local area and wide area networks and information systems

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                             EXHIBIT B

                       Employee Benefits Plans
                       -----------------------

* Intelligent Electronics, Inc. 1995 Employee Stock Purchase Plan

* Intelligent Electronics, Inc. 1995 Long Term Incentive Plan (Stock Option Plan, including non-wholly-owned subs.)

* Intelligent Electronics, Inc. 1995 Long Term Incentive Plan amended and restated (Options granted before June 1995 - valid only for employees of wholly-owned subs.)

* Intelligent Electronics, Inc. 401(k) Tax Deferred Savings Plan

* Intelligent Electronics, Inc. Life AD&D Medical and Dental Plan

* Intelligent Electronics, Inc. Long Term Disability Plan